Exhibit 16.1

Webb & Company, P.A.
Certified Public Accountants

February 11, 2011

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE: Triangle Castings, Inc.

File Ref. No. 333-163499

We have read the statements of Triangle Castings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 11, 2011 and agree with such statements as they pertain to our firm.

Regards,
/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants